Exhibit 4.1

METABASIS THERAPEUTICS, INC.

WARRANT EXERCISE AGREEMENT

FOR EXERCISE OF

WARRANTS TO PURCHASE COMMON STOCK

IF AND WHEN ACCEPTED BY METABASIS THERAPEUTICS, INC. (“COMPANY”), THIS WARRANT EXERCISE AGREEMENT (THE “AGREEMENT”), WHEN EXECUTED BELOW, SHALL CONSTITUTE AN ACCEPTANCE OF AN AMENDMENT OF THE WARRANTS AND AN EXERCISE OF THE WARRANTS WITH RESPECT TO THE WARRANTS AND NUMBER OF SHARES OF COMMON STOCK SUBJECT TO SUCH WARRANTS INDICATED ON EXHIBIT A HERETO.  BY THE UNDERSIGNED’S EXECUTION BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT IT UNDERSTANDS THAT THE COMPANY IS RELYING UPON THE ACCURACY AND COMPLETENESS HEREOF IN COMPLYING WITH ITS OBLIGATIONS UNDER FEDERAL AND STATE SECURITIES LAWS.

THE SHARES OF COMMON STOCK OF THE COMPANY TO BE ISSUED UPON THE EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  SUCH SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND WILL NOT BE TRANSFERRED OR RECORDED EXCEPT IN COMPLIANCE WITH SUCH LAWS.

(1)   Amendment and Exercise of Warrants.  Subject to the terms and conditions hereof and the provisions of the Offer to Amend Warrants to Purchase Shares of Common Stock and to Participate in Private Placement of Common Stock of Metabasis Therapeutics, Inc. dated March 13, 2008 (the “Offer”), warrants held by the undersigned, if any, and issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated October 18, 2001 (the “Series D Warrants”) and Warrants to Purchase Common Stock held by the undersigned, if any, and issued pursuant to that certain Securities Purchase Agreement dated September 30, 2005 (the “2005 PIPE Warrants” and together with the Series D Warrants, the “Warrants”), the undersigned hereby elects, effective as of April 14, 2008, to amend such Warrants to reduce the exercise price per share to the closing consolidated bid price of the Common Stock of the Company on the NASDAQ Global Market as of April 11, 2008 (the “Reduced Exercise Price”) and to exercise such Warrants, both with respect to the number of  shares of Common Stock of the Company (the “Common Stock”) indicated on EXHIBIT A hereto only (the “Shares”), and to purchase thereunder the Shares at a purchase price equal to the Reduced Exercise Price per share and tenders this warrant exercise, together with payment by cashier’s check or wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions in the aggregate amount of $                          .

1

(2)   Representations and Warranties of the Undersigned.  The undersigned hereby represents and warrants to the Company as follows:

(a)           Authorization.  It has the requisite corporate power to enter into this Agreement, to accept the Offer, to carry out and perform its obligations under the terms of this Agreement and to purchase the Shares.

(b)           Due Execution.  This Agreement has been duly authorized, executed and delivered by it, and is a valid and binding agreement of the undersigned, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

(c)           Investment Representations.

(i)            It is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), except as contemplated herein.  By executing this Agreement, it further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares or the Warrants.

(ii)           It understands that (A) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the undersigned must, therefore, bear the economic risk of such investment indefinitely, unless  a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (B) each certificate representing the Shares and the Shares will be endorsed with the following legends:

(1)           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(2)           Any legend required to be placed thereon under applicable state securities laws;

and (C) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

2

(iii)         It has been furnished with all information it considers necessary or appropriate for deciding whether to purchase the Shares.  It has been afforded the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offer and the exercise of the Warrants.

(iv)          It is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and the Warrants.

(v)            It is an “accredited investor” as such term is defined in Rule 501 of the Securities Act of 1933, as amended, and it was not formed for the specific purpose of acquiring the Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

3

IN WITNESS WHEREOF, the Company has caused this Warrant Exercise Agreement to be executed by its duly authorized officer as of the date first written above.

METABASIS THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Paul K. Laikind
Paul K. Laikind, Ph.D.
President and Chief Executive Officer

[SIGNATURE PAGE TO WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, subject to the acceptance by the Company, the undersigned has completed this Warrant Exercise Agreement to evidence the amendment of its Warrants and the exercise of such Warrants, each in accordance with the terms of the Offer and this Warrant Exercise Agreement, as of the date first written above.

IF AN INDIVIDUAL:	IF A CORPORATION, PARTNERSHIP, TRUST, ESTATE OR OTHER ENTITY:

(Signature)
Print name of entity

(Printed Name)	By:
Name:
Title:

Print jurisdiction of organization of entity

Address:	Address:

[SIGNATURE PAGE TO WARRANT EXERCISE AGREEMENT]

EXHIBIT A

WARRANTS

Warrants	Shares of Common Stock Subject to Agreement
Series D Warrant
2005 PIPE Warrant

METABASIS THERAPEUTICS, INC.

APRIL 14, 2008

SCHEDULE OF WARRANT EXERCISE AGREEMENT INVESTORS

	Shares of Common Stock Subject to Agreement
Investor	Series D Warrant	2005 PIPE Warrant	Aggregate Exercise Price
Hale BioPharma Ventures LLC	3,111	—	$7,279.74
DLJ Capital Corporation	—	1,349	$3,156.66
Domain Public Equity Partners, LP	—	89,250	$208,845.00
Federated Kaufman Fund, A Portfolio of Federated Equity Fund	—	895,650	$2,095,821.00
MPM Bioventures II, L.P.	—	18,195	$42,576.30
MPM Bioventures II-QP, L.P.	—	164,854	$385,758.36
MPM Bioventures GMBH & Co. Parallel-Beteiligungs KG	—	58,037	$135,806.58
MPM Asset Management Investors 2000 B LLC	—	3,795	$8,880.30
InterWest Partners VII, L.P.	118,759	142,493	$611,329.68
InterWest Investors VII, L.P.	5,687	6,824	$29,275.74
Red Abbey Venture Partners, LP	—	59,727	$139,761.18
Sprout Entrepreneurs Fund, L.P.	—	443	$1,036.62
Sprout Capital IX, L.P.	—	112,525	$263,308.50
Sprout IX Plan Investors, L.P.	—	5,137	$12,020.58